UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2012

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On May 3, 2012, Cardinal Health, Inc. (the “Company”) issued a news release announcing its results for the quarter ended March 31, 2012. A copy of the news release is included as Exhibit 99.1 to this report.

Item 7.01	Regulation FD Disclosure

During a conference call scheduled to be held at 8:30 a.m. Eastern on May 3, 2012, the Company’s Chairman and Chief Executive Officer and Chief Financial Officer will discuss the Company’s results for the quarter ended March 31, 2012 and outlook for the fiscal year ending June 30, 2012. The slide presentation for the conference call will be available on the Investors page at www.cardinalhealth.com. An audio replay of the conference call also will be available on the Investors page at www.cardinalhealth.com.

As disclosed in the Company’s press release dated May 2, 2012, the Company’s board of directors approved the Company’s 111th consecutive quarterly dividend payable on July 15, 2012 to shareholders of record on July 1, 2012. The last trading day on the New York Stock Exchange prior to the record date is June 29, 2012.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

99.1	News release issued by the Company on May 3, 2012 announcing third quarter results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc.
(Registrant)

Date: May 3, 2012	By:	/s/ Stuart G. Laws
Name: Stuart G. Laws
Title: Senior Vice President and Chief Accounting Officer

EXHIBIT INDEX

99.1	News release issued by the Company on May 3, 2012 announcing third quarter results.